EXHIBIT 10.41

Aurelius Consulting Group, Inc
Marketing Agreement

This AGREEMENT (the “Agreement”) made and entered into this 7th day of January, 2005, by and between Aurelius Consulting Group, Inc., located at Century Bank Building, 541 S. Orlando Ave, Suite 206, Maitland, Florida 32751 (hereinafter referred to as “ACG”) and Invisa, Inc. (hereinafter referred to as “The Company”), located at 4400 Independence Court, Sarasota, FL 34234.

WITNESSETH:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. EMPLOYMENT

The Company hereby hires and employs ACG and employs ACG as an independent contractor; and ACG does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2. TERM

The initial term of this Agreement shall be for six (6) months (“Term”) from the date written above.

3. DUTIES AND OBLIGATIONS OF ACG

ACG shall have the following duties and obligations under this Agreement.

3.1 ACG will introduce the Company to its broker network; disseminate information about the Company; quantify book buying activity; and as appropriate organize teleconferences, city-wide broker conferences, and on-site due diligence meetings with select groups of brokers, micro-cap analysts and fund managers; and focus on creating consistent increases in daily trading activity.

3.2 ACG will be available to the Company to field any calls from firms, individual investors/shareholders and brokers inquiring about the Company.

3.3 At the Company’s request, strive to obtain the Company analyst coverage and/or investment banking sponsorship.

Century Bank Building, 541 S. Orlando Ave., Suite 206, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

3.4 ACG will report to the Company the results of its efforts no less frequently than quarterly, or as requested by the Company, and in sufficient detail, as to permit the Company to evaluate the effectiveness of ACG’s services.

3.5 After the first six months of service, the Company will have the right to continue or terminate the relationship with ACG; and thereafter the Company will have the right to evaluate ACG’s performance every ninety (90) days in order to determine whether to continue the relationship as set forth in this Agreement.

3.6 The Company may terminate the Marketing Agreement with ACG by providing written notice thirty (30) days before the termination date, but only upon the completion of each subsequent three (3) months of service.

4. ACG’S COMPENSATION

Upon the execution of this Agreement, the Company hereby covenants and agrees to pay ACG as follows during the Term hereof:

4.1	$2,000.00 per month, paid in quarterly installments of $6,000.00, the first installment being due within (5) five days of the execution of this agreement, and the second installment due within (5) five days after the (3) third month of service

4.2	100,000 warrants per each (3) months of service with an exercise price of .50 cents for, the first payment being due within (5) five days of the execution of this agreement.

4.3	Consulting fee of $50,000 for the introduction of any entity introduced by ACG who provides funding to INSA of $1 million or more.

5. ACG’S EXPENSES AND COSTS

The Company shall pay all reasonable costs and expenses incurred by ACG, its officers, employees and agents, in carrying out its duties and obligations pursuant to the provision of this Agreement, excluding ACG’s general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items in excess of $500.00 (Five Hundred U.S. Dollars) in any month must be approved by the Company in writing prior to ACG’s incurring same:

5.1 Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.

5.2 Seminars, expositions, money and investment shows.

5.3 Radio and television time and print media advertising costs, when applicable.

Century Bank Building, 541 S. Orlando Ave., Suite 206, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.

5.5 Cost of on-site due diligence meetings, if applicable.

5.6 Printing and publication costs of brochures and marketing materials which are not supplied by the Company.

6. COMPANY’S DUTIES AND OBLIGATIONS

The Company shall have the following duties and obligations under this Agreement:

6.1 Cooperate fully and timely with ACG so as to enable ACG to perform its obligations under this Agreement.

6.2 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by ACG and inform ACG of any inaccuracies of     which it is aware contained therein prior to the dissemination of such materials.

6.3 Give full disclosure of all material facts concerning the Company to ACG and update such information on a timely basis.

7. NONDISCLOSURE

Except as may be required by law, or in the course of the Company’s normal business, the Company shall not disclose the contents and provisions of this Agreement to any individual or entity without ACG’s consent.

The Company shall instruct its officers, directors, employees, agents and affiliates of this obligation. If the Company shall provide any information to ACG for background or other purposes which it shall identify as confidential or non-public information, ACG shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one year thereafter, and ACG shall inform its employees, agents, officers, directors and agents of this obligation.

8. MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter.

Century Bank Building, 541 S. Orlando Ave., Suite 206, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

8.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

8.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both Parties.

8.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether or a like or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

8.5 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of is provisions.

8.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the conflict of laws provisions thereof.

8.7 Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and permitted assigns. This Agreement may not be assigned by either Party without the written consent of the other Party.

8.8 Currency. In all instances, references to monies used in this agreement shall be deemed to be United States dollars.

9. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

Century Bank Building, 541 S. Orlando Ave., Suite 206, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

INVISA, INC.

By:    /s/ Herbert M. Lustig
    Duly Authorized

Herbert M. Lustig
Print Name

CONFIRMED AND AGREED

AURELIUS CONSULTING GROUP, INC.

By:    /s/ Dave Gentry              /s/ L. Wayne Johnson
    Duly Authorized                Witness

Dave Gentry                 L. Wayne Johnson
Print Name                  Print Name

Century Bank Building, 541 S. Orlando Ave., Suite 206, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758